UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FRANKLIN BSP REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-1406086
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, Suite 32A New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

If this form relates to the registration of a class of securities concurrent with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Series F Convertible Preferred Stock, par value $0.01 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Franklin BSP Realty Trust, Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s Series F Convertible Preferred Stock stock, $0.01 par value per share, by reference to the “Terms of the Series F Preferred Stock” section of Item 5.03 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2021.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement, effective March 10, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021).

3.2	Articles of Amendment to the Articles of Amendment and Restatement of Benefit Street Partners Realty Trust, Inc., effective October 12, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 8, 2021)

3.3	Articles Supplementary of Franklin BSP Realty Trust, Inc., effective October 12, 2021, relating to Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 8, 2021)

3.4	Amended and Restated Bylaws of Franklin BSP Realty Trust, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 8, 2021)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Franklin BSP Realty Trust, Inc.

Date: October 12, 2021	By:	/s/ Jerome S. Baglien
	Name:	Jerome S. Baglien
	Title:	Chief Financial Officer and Treasurer